EXHIBIT 10(ee)

PROMISSORY NOTE

$11,860,758	November 26, 2003 Salt Lake City, Utah

     FOR VALUE RECEIVED, REGIS CORPORATION, a Minnesota corporation (the “Borrower”) hereby promises to pay to the order of INFORMATION LEASING CORPORATION, an Ohio corporation, for Itself and as Agent for Certain Participants (the “Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of ELEVEN MILLION EIGHT HUNDRED SIXTY THOUSAND SEVEN HUNDRED FIFTY-EIGHT DOLLARS ($11,860,758) (hereinafter, the “Principal Sum” or the “Loan”), together with interest on the Principal Sum outstanding from time to time at the rate or rates hereinafter described, all upon the terms and conditions hereinafter set forth (computed on the basis of a 360-day year consisting of twelve (12) 30-day months).

     1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement (as hereinafter defined).

     2. Repayment of the Loan. The Borrower shall pay the principal amount of the Loan, together with interest thereon, until maturity (whether by acceleration, extension or otherwise) at the rate of 7.16% per annum over a period of 7 years in 28 consecutive quarterly installments of principal and interest, payable on the first of February, May, August and November in each year, commencing on February 1, 2004. Each installment of principal and interest shall be in the amount of $ 539,636.35. The entire unpaid principal balance of the Loan, together with all accrued and unpaid interest thereon (and all other amounts due hereunder and under the other Financing Documents), shall be due and payable on November 1, 2010 (the “Maturity Date”).

     3. Default Rate. In the event any payment is not made when due (whether at maturity, by acceleration or otherwise, or on demand) such payment shall thereafter bear interest from the date such payment was due until such payment is received at the Default Rate. Upon the occurrence of a Default, the entire unpaid principal balance of this Note shall bear interest at the Default Rate.

     4. Prepayments. The Borrower may prepay this Note in whole, but not in part, at any time on or after November 1, 2005, subject to the provisions of this paragraph 4. If Borrower is required or allowed to prepay this Note for any reason under the terms hereof or under any other Financing Document, including (without limitation) damage, destruction, condemnation or acceleration, Borrower shall pay to Lender a prepayment fee in an amount equal to the greater of (a) three percent of the amount prepaid or (b) an amount equal to the excess, if any, of (i) the present value, in the aggregate, of the then remaining monthly principal and interest payments due under this Note from the date of prepayment through the Maturity Date for this Note, absent the prepayment, using a discount rate equal to the yield to maturity of the U.S. Treasury Note with a maturity date closest to the remaining term of this Note, as published in the Wall Street Journal on the Business Day immediately preceding the date of the prepayment plus 175 basis points over (ii) the then outstanding principal balance of this Note, absent the prepayment. Notwithstanding the aforegoing, in the event that the Borrower elects to repay the Loan simultaneously with the consummation of a refinancing which involves the sale of real estate holdings of the Borrower and/or its subsidiaries (including the Property), the Borrower may prepay the Loan in whole, but not in part, at any time after November 1, 2005 upon payment to the Lender of a prepayment fee in an amount equal to the Swap Breakage (hereinafter defined) plus an amount equal to (a) 2.25% of the original amount of the Loan if the prepayment occurs between November 1, 2005 and October 31, 2006, (b) 1.625% of the original amount of the Loan if the prepayment occurs between November 1, 2006 and October 31, 2007, (c) 1.065% of the original amount of the Loan if the prepayment occurs between November 1, 2007 and October 31, 2008, (d) 0.6% of the original amount of the Loan if the prepayment occurs between November 1, 2008 and October 31, 2009, and (e) 0.25% of the original principal amount of the Loan if the prepayment occurs at any time thereafter prior to the Maturity Date. As used herein, the term “Swap Breakage” means any loss sustained by the Lender (or any of its participants) which is directly incurred or incurred through a payable or in any other way arises out of the termination of any interest rate swap agreement entered into in connection with the funding of the Loan. The amount of the loss, if any, resulting from the termination of such interest rate swap agreement will be directly born by the Borrower. The Lender (and its participants) will provide to the Borrower written documentation regarding the calculation of the specific amount of any such loss upon the written request of the Borrower, which documentation shall be conclusive and binding on the Borrower in the absence of manifest error.

     5. Manner of Making Payments. Unless otherwise instructed by the Lender, all payments of principal and interest due hereunder shall be made to the Lender, in immediately available funds during regular business hours, at the Lender’s office or such other place as so designated by Lender, and such payments shall be effective only upon receipt. All payments made hereunder shall be applied first to accrued and unpaid interest and then to principal and shall be made in U.S. Dollars, which shall be the exclusive currency for payment of the obligations hereunder, free of any restrictions or deductions whatsoever for present or future taxes, charges, assessments, withholdings or costs, the payment of which shall be the sole responsibility of the Borrower.

     6. Loan Agreement and Other Financing Documents. This Note is the “Note” referred to in the Loan Agreement of even date herewith by and between the Borrower and the Lender (as the same may from time to time be amended, restated, supplemented or otherwise modified being hereinafter called the “Loan Agreement”). The Lender is entitled to all of the benefits of the Loan Agreement and the other Financing Documents.

     7. Defaults. In the event the Borrower fails to pay any amount payable hereunder or under the Loan Agreement within ten (10) days of the date due and payable or upon the occurrence of any other Default (as defined in the Loan Agreement), after giving effect to any applicable grace or cure period, then the Lender may, by notice to the Borrower, declare the outstanding Principal Sum, together with all accrued but unpaid interest due thereon, any prepayment fee, and all other amounts payable hereunder to be forthwith due and payable, whereupon all such sums shall become immediately due and payable without further demand, notice, presentment or protest, all of which are hereby waived by the Borrower; provided, however, that in the case of a default under Sections 6.11 or 6.12 of the Loan Agreement, the balance of this Note, together with all interest accrued thereon and all other amounts payable hereunder shall become automatically due and payable, without in each instance having given the Borrower any notice. In addition, the Borrower shall be liable to the Lender for all reasonable costs of collection including, without limitation, all court costs, attorney’s fees and expenses. Upon a Default hereunder or under any other Financing Document, the Lender may exercise all rights and remedies under the Financing Documents.

     8. Late Charge. In addition, and without waiving any of its other rights and remedies, if the Borrower fails to make any payment of principal or interest as and when due hereunder, the Lender, at its option, may charge a late charge equal to 5% of the amount delinquent if not paid within ten (10) days after the same was due. The late charge may be collected only once for each late payment.

     9. Waiver of Presentment, Etc. The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note,

and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

     10. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THE FINANCING DOCUMENTS AND SUCH WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THE FINANCING DOCUMENTS. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER AND THE LENDER AND THE BORROWER AND THE LENDER HEREBY ACKNOWLEDGE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE BORROWER AND THE LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THE FINANCING DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH THEIR COUNSEL.

     11. Remedies. The remedies of the Lender as provided herein and in the Loan Agreement and in the other Financing Documents shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

     12. GOVERNING LAW. THE PARTIES AGREE THAT THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     13. Submission to Jurisdiction. The Borrower hereby irrevocably submits itself to the non-exclusive jurisdiction of the appropriate Federal and state courts located in the State of New York for the purposes of any suit, action or other proceeding arising out of this Note or with respect to the subject matter hereof, and, to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Note or the subject matter hereof may not be enforced in or by such court.

     14. Partial Invalidity. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be effected, prejudiced or disturbed thereby.

15. Notices. Unless otherwise specifically provided herein, all notices (excluding billings and other communications in the ordinary course of business) required or permitted by the terms hereof shall be given in the manner and with the effect provided for in the Loan Agreement.

16. Conflicts. In the event of any conflict between the provisions of this Note and those of the Loan Agreement, the terms of the Loan Agreement shall control.

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     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date first written above.

WITNESS:	REGIS CORPORATION

By:

Name:
Title: